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                                                                   EXHIBIT 4.5

THIS TRUST PREFERRED SECURITY IS A GLOBAL CERTIFICATE WITHIN THE MEANING OF THE TRUST AGREEMENT HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE OF THE DEPOSITORY. THIS TRUST PREFERRED SECURITY IS EXCHANGEABLE FOR TRUST PREFERRED SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE TRUST AGREEMENT AND NO TRANSFER OF THIS TRUST PREFERRED SECURITY (OTHER THAN A TRANSFER OF THIS TRUST PREFERRED SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS TRUST PREFERRED SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK) TO U.S. HOME & GARDEN TRUST I OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY TRUST PREFERRED SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY AND ANY PAYMENT HEREON IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER P-1                              NUMBER OF TRUST
                                                    PREFERRED SECURITIES: ____

                                   CUSIP NO.

                                --------------

               CERTIFICATE EVIDENCING TRUST PREFERRED SECURITIES

                                      OF

                          U.S. HOME & GARDEN TRUST I

                 _____% CUMULATIVE TRUST PREFERRED SECURITIES,
             (LIQUIDATION AMOUNT $25 PER TRUST PREFERRED SECURITY)

U.S. HOME & GARDEN TRUST I, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of _______________________ (______) Trust
Preferred Securities of the Trust representing an undivided beneficial interest in the assets of the Trust and designated the U.S. HOME & GARDEN TRUST I Cumulative Trust Preferred Securities, (liquidation amount $25 per Trust Preferred Security) (the "Trust Preferred Securities"). The Trust Preferred Securities are transferable on the books and records of the Trust,

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in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.4 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust
Preferred Securities are set forth in, and this certificate and the Trust Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of ___________, 1998, as the same may be amended from time to time (the "Trust Agreement") including the designation of the terms of Trust Preferred Securities as set forth therein. The Holder is entitled to the benefits of the Guarantee Agreement entered into by U.S. Home
& Garden Inc., a Delaware corporation, and Wilmington Trust Company, a
Delaware banking corporation, as guarantee trustee, dated as of ___________, 1998, (the "Guarantee"), to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

         In Witness Whereof, one of the Administrative Trustees of the Trust has executed this certificate this ______ day of ____________, 1998.


U.S. HOME & GARDEN TRUST I


By:
   -----------------------------------
         Administrative Trustee



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                                  ASSIGNMENT

         For Value Received, the undersigned assigns and transfers this Trust Preferred Security to:_______________________________________________________



       (Insert assignee's social security or tax identification number)

                      ___________________________________

                      ___________________________________

                   (Insert address and zip code of assignee)

and irrevocably appoints______________________________________________________
______________________________________________________________________________

as agent to transfer this Trust Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:____________________

Signature:_________________________________________________________________

         (Sign exactly as your name appears on the other side of this Trust
                      Preferred Security Certificate)

The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the regulations promulgated under Securities Exchange Act of 1934, as amended.



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